EXHIBIT 6


        UNCONDITIONAL GUARANTY AND SUBORDINATION AGREEMENT



     THIS UNCONDITIONAL GUARANTY, dated as of March 1, 1996 (the "Guaranty"), is given jointly and severally by Jara Enterprises, Inc., Convertible Enterprises, Inc., Bright Star Enterprises, Inc. and Jennifer Advertising, Inc. (collectively referred to as the "Guarantors") and extended to and in favor of Klaussner Furniture Industries, Inc. ("Lender") for the benefit of Jennifer Warehousing, Inc. (the "Debtor").
     WHEREAS, the Debtor is a wholly owned subsidiary of Jara Enterprises, Inc. ("Jara") and an affiliate of Convertible Enterprises, Inc., Bright Star Enterprises, Inc., and Jennifer Advertising, Inc.; and
     WHEREAS, Lender has made a loan in the principal amount of $1,440,000 (the "Loan") to Debtor as evidenced by a Promissory Note dated March 1, 1996 (the "Note") executed by Debtor in favor of Lender; and
     WHEREAS, without this Guaranty, Lender would be unwilling to make the Loan to the Debtor; and
     WHEREAS, because of the benefit to the Guarantors from the Loan, Guarantors have agreed to guaranty to Lender the obligations of the Debtor to Lender under the Note.
     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Guarantors, each Guarantor, as to itself, agrees as follows:
     1. Each Guarantor, jointly and severally, absolutely and unconditionally
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guarantees the payment when due, upon maturity, acceleration or otherwise, of any and all indebtedness of the Debtor to the Lender due under the Note and all renewals and extensions thereof (the "Indebtedness"). If the Indebtedness becomes due and payable, the Guarantors absolutely and unconditionally promise to pay such Indebtedness to the Lender, or order, on demand, in lawful money of the United States. Each Guarantor further jointly and severally agrees to pay any and all reasonable expenses which may be incurred or paid by Lender in collecting any and all of the Indebtedness and/or enforcing its rights under this Guaranty, including all reasonable attorneys' fees, which expenses shall be deemed part of the Indebtedness. This Guaranty (and any security interest securing this Guaranty) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of the Indebtedness is rescinded or must otherwise be restored by Lender upon the bankruptcy or reorganization of Debtor or otherwise.
     2. The Guarantors absolutely and unconditionally guaranty the payment of the Indebtedness, and unconditionally promise to pay the Indebtedness to the Lender, or order, on demand, in lawful money of the United States, whether or not then due or payable by the Debtor, upon (a) the dissolution, insolvency, or business failure of, or any assignment for benefit of creditors by, or commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against the Debtor, any of the Guarantors or Fred J. Love ("Love"), or (b) the appointment of a receiver for, or the attachment, restraint of, or making or levying of any order of court or legal process affecting, a substantial portion of the property of the Debtor or any of the Guarantors or Love.


     3.  This Guaranty may be terminated by any party hereto (a
"Terminating
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Guarantor") as to future transactions only upon written notice of termination hereof to the Lender [such notice to be given and delivered as provided in the Stock Pledge Agreement between Guarantors and Lender of even date herewith (the "Stock Pledge Agreement")], and such notice shall be deemed to be effective as of noon of the next succeeding business day following receipt thereof by the Lender. No such notice shall release the Terminating Guarantor from any liability as to the Indebtedness for which the Terminating Guarantor or Debtor may be obligated at the time of receipt by lender of such notice, or from extensions and renewals thereof. Any termination of this Guaranty by a Terminating Guarantor shall not be deemed a termination of this Guaranty as to any other Guarantor that is a party hereto.
     4. The liability of the Guarantors hereunder is exclusive and independent of any security for or other guaranty of the Indebtedness of the Debtor, whether executed by the Guarantors or by any other party, and the liability of the Guarantors hereunder is not affected or impaired by (a) any direction of application of payment by the Debtor or by any other party, (b) any other continuing or other guaranty or undertaking of the Guarantors or of any other party as to the Indebtedness, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any notice of termination hereof as to future transactions given by the Guarantors or any of Love, Harley J. Greenfield and Edward B. Seidner (the "Personal Guarantors"), or (e) any payment made to the Lender on the Indebtedness which the Lender repays to the Debtor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium, or other debtor relief proceeding, and the Guarantors waive any right to the deferral or modification of their obligations hereunder by reason of any such proceedings.
     5.  The obligations of the Guarantors hereunder are joint and several, and
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independent of the obligations of the Debtor, and a separate action may be brought and prosecuted against the Guarantors whether or not action is brought against the Debtor and whether or not the Debtor be joined in any such action.
     6. The Guarantors each represent that the only members of the Jara Group (as hereinafter defined) that own the stock of Jennifer Convertibles, Inc. ("JCI") are the Guarantors and the Personal Guarantors. The term "Jara Group" shall have the same meaning given such term in the Note.
     7. The Guarantors agree that the Lender may (whether or not after revocation or termination of this Guaranty), without notice or demand (except as shall be required by applicable statue and cannot be waived), and without affecting or impairing their liability hereunder, from time to time to (a) renew, compromise, extend, accelerate, or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any part thereof, including an increase or decrease of the rate of interest thereon,
(b) take and hold security for the payment of this Guaranty or the Indebtedness and exchange, enforce, waive, and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Lender in its discretion may determine, and (d) release or substitute any one or more endorsers, guarantors, borrowers, or other obligors.
     8. It is not necessary for the Lender to inquire into the capacity or powers of the Debtor or the officers, directors, partners, or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance by the Lender upon the professed exercise of such powers shall be guaranteed hereunder.
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     9.  Any indebtedness of the Debtor and/or the Personal
Guarantors to the Guarantors is hereby subordinated to the payment of the Indebtedness, and all such indebtedness owed to the Guarantors, if the Lender so requests, shall be collected, enforced, and received by the Guarantors as trustee for the Lender and be paid over to the Lender on account of the Indebtedness of the Debtor, but without affecting or impairing in any manner the liability of the Guarantors under the other provisions of this Guaranty. Any instruments now or hereafter evidencing any indebtedness of the Debtor and/or the Personal Guarantors to the Guarantors shall be marked with a legend that the same are subject to this Guaranty and, if the Lender so requests, shall be delivered to the Lender.
     10.  The Guarantors waive any right to require the Lender to
(a) proceed against the Debtor or any other party, (b) proceed against or exhaust any security held from the Debtor, or (c) pursue any other remedy in the Lender's power whatsoever. The Guarantors expressly waive any right conferred upon the Guarantors under N.C. Gen. Stat. 26-7, et seq. The Guarantors waive any defense based on or arising out of any defense of the Debtor other than payment in full of the Indebtedness, including without limitation any defense based on or arising out of the unenforceability of the Indebtedness, or any part thereof, from any cause, the impairment of any collateral held as security for this Guaranty or the cessation from any cause of the liability of the Debtor other than payment in full of the Indebtedness. The Lender may, at its election, foreclose on any security held by the Lender by one or more judicial or nonjudicial sales or exercise any other right or remedy the Lender may have against the Debtor, or any security, without affecting or impairing in any way the liability of the Guarantors hereunder except to the extent the Indebtedness has been paid. The Guarantors waive any defense arising out of any such
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election by the Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Debtor or any security. The Guarantors shall have no right of subrogation, reimbursement, contribution, exoneration or indemnity whatsoever against the Debtor and waive any right to enforce any remedy which the Lender now has or may hereafter have against the Debtor, and waive any benefit of, and any right to participate in any security now or hereafter held by the Lender. This waiver is expressly intended to prevent the existence of any claim (as defined in the Bankruptcy Code) in respect of such rights by the Guarantors against the estate of the Debtor and to prevent the Guarantors from being a creditor of the Debtor due to such rights. Each Guarantor waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Indebtedness. Each Guarantor agrees that it has sole responsibility for obtaining such information concerning the Debtor's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Indebtedness and the nature, scope and extent of the risks which the Guarantors assume and incur hereunder, and agrees that the Lender shall have no duty to advise the Guarantors of information known to it regarding such circumstances or risks.
     11. This Guaranty and the liability and obligations of the Guarantors hereunder are binding upon the Guarantors and their respective heirs, executors, administrators, successors, and assigns, and inures to the benefit of and is enforceable by the Lender and its successors, transferees, and assigns.
     12. No right or power of the Lender hereunder shall be deemed to have been
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waived by any act or conduct on the part of the Lender, or by any neglect to exercise such right or power, or by any delay in so doing; and every right or power shall continue in full force and effect until specifically waived or released by an instrument in writing executed by the Lender.
     13. This Guaranty shall be deemed to be made under and shall be governed by the internal laws of the State of North Carolina in all respects, including matters of construction, validity, and performance, without regard to conflict of laws principles. The terms and provisions hereof may not be waived, altered, modified, or amended except in writing duly signed by an officer of the Lender and by the Guarantors. This Guaranty and the Stock Pledge Agreement securing the Guarantors' obligations hereunder constitute the entire agreement of the Guarantors with respect to the subject matter hereof, and there are no other agreements or understandings, oral or written, with respect thereto. The Guarantors and the Lender agree that any legal action or proceeding arising out of this Guaranty shall be subject to the jurisdiction of both the state and federal courts in North Carolina. For that purpose the Guarantors hereby submit to the jurisdiction of the state and federal courts in North Carolina. The Guarantors further agree to accept service of process in any such legal action or proceeding by registered or certified mail, postage prepaid, addressed to the Guarantors. The Guarantors agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any jurisdiction by suit on the judgment or in any other manner provided by law. The Guarantors waive any objection to venue in any state or federal court in North Carolina or based on the grounds of forum non conveniens. The Guarantors further agree that any action or proceeding brought against the Lender shall be brought only in a state or federal court in North Carolina, but nothing herein
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shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Guarantors or its property in the courts of any other jurisdiction. The Guarantors waive trial by jury in any such action or proceeding.
     14. If any of the provisions of this Guaranty shall contravene or be held invalid under the laws of the State of North Carolina, this Guaranty shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.
     15. This Guaranty may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts shall together constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned Guarantors have executed this Guaranty under seal as of the date first above written.

                              JARA ENTERPRISES,  INC.

                              By:/S/ Fred J. Love
                              Title: President
                              Address: 245 Roger Avenue
                              Inwood, New York
                              Telecopier No.: 516-371-3655

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                              CONVERTIBLE ENTERPRISES, INC.
                              By: /S/Fred J. Love
                              Title: President
                              Address:____________________
                              ____________________________
                              Telecopier No.: ____________

                              BRIGHT STAR ENTERPRISES, INC.
                              By: /S/Fred J. Love
                              Title: President
                              Address:____________________
                              ____________________________
                              Telecopier No.:_____________
                              JENNIFER ADVERTISING, INC.
                              By: /S/Fred J. Love
                              Title: President
                              Address:____________________
                              ____________________________
                              Telecopier No.:_____________


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STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On the 1st day of March, 1996 before me personally came Fred
J. Love, to me known, and who stated to me that he is the President of JARA ENTERPRISES, INC., the corporation described in and which executed the foregoing instrument; and (s)he signed (her) his name thereto by order of the Board of Directors of said corporation, and duly acknowledges that (s)he executed the same.



                         /S/Stuart Radish
                         Notary Public







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STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )


     On the 1st day of March, 1996 before me personally came Fred
J. Love, to me known, and who stated to me that he is the President of CONVERTIBLE ENTERPRISES, INC., the corporation described in and which executed the foregoing instrument; and (s)he signed (her) his name thereto by order of the Board of Directors of said corporation, and duly acknowledges that (s)he executed the same.



                           /S/Stuart Radish
                           Notary Public




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STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )


     On the 1st day of March, 1996 before me personally came Fred
J. Love, to me known, and who stated to me that he is the President of BRIGHT STAR ENTERPRISES, INC., the corporation described in and which executed the foregoing instrument; and (s)he signed (her) his name thereto by order of the Board of Directors of said corporation, and duly acknowledges that (s)he executed the same.


                          /S/Stuart Radish
                          Notary Public


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STATE OF NEW YORK   )
                    )ss.:
COUNTY OF NEW YORK  )


     On the 1st day of March, 1996 before me personally came Fred
J. Love, to me known, and who stated to me that he is the President of JENNIFER ADVERTISING, INC., the corporation described in and which executed the foregoing instrument; and (s)he signed (her) his name thereto by order of the Board of Directors of said corporation, and duly acknowledges that (s)he executed the same.



                          /S/Stuart Radish
                          Notary Public



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